See Schedule of Additional Terms attached            Revolving Credit Agreement
hereto and made a part hereof.                                   (Pennsylvania)


THIS REVOLVING CREDIT AGREEMENT (together with all schedules and exhibits hereto and any amendments and modifications hereto in effect from time to time, the "Agreement") is made this 13th day of June, 1996, by and between First Union National Bank, (the "Bank") and Premier Research Worldwide, Ltd. (the "Borrower").

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the Bank and the Borrower agree as follows:

A. Credit Accommodations. Subject to the terms and conditions hereinafter set forth, the Bank agrees to extend to the Borrower the following credit accommodation:

   1. Revolver. A revolving credit facility (the "Revolver"), expiring on June 30, 1997 (the "Expiration Date"), under which the Bank, subject to the following terms and conditions, will make advances to the Borrower from time to time and the Borrower may borrow, repay, and reborrow such amounts up to the Maximum Principal Amount. Amounts outstanding under the Revolver shall be evidenced by a Revolving Credit Note in the form provided to the Borrower by the Bank (together with any attachments thereto and amendments or modifications thereto in effect from time to time, the "Note").

   2. Maximum Principal Amount. The maximum aggregate principal amount of advances to be outstanding at any time hereunder is One Million and 00/100 Dollars ($1,000,000.00) (the "Maximum Principal Amount").

   3. Rate of Interest. Interest on the outstanding principal balance hereunder shall accrue at the Bank's Prime Rate (as defined below) plus one-half of one percent (0.500%), provided however, that following an Event of Default, interest on the outstanding principal balance hereunder shall accrue at the Default Rate (as defined in the Note).

   4. Payment Terms.

      a. Interest on the outstanding principal balance hereunder is due and payable by the Borrower to the Bank each month commencing July 1, 1996 and on the first day of each such consecutive period thereafter; and

      b. All unpaid principal and accrued, unpaid interest is due and payable in full by the Borrower to the Bank on the Expiration Date.

   5. Reduction of Revolver to $300,000.00. The Borrower shall reduce the amount of the outstanding principal under the Revolver to $300,000.00 for one period of thirty consecutive days during each year after the date hereof while the Revolver is in effect.

   6. Notice of the Borrowing. The Borrower shall give the Bank either (i) written notice of the amount and date of each advance requested under the Revolver one Business Days (as defined below) prior to the date of such proposed advance, in the form of the "Notice of Borrowing Under Revolving Credit" attached to the Note as Exhibit A, or (ii) if the Bank permits, in its sole and absolute discretion, an oral request of the amount and date of each proposed advance, provided such oral request is confirmed promptly after the oral request by such written Notice of Borrowing Under Revolving Credit. An oral request for an advance may be made by (i) any officer of the Borrower listed on any borrowing resolution supplied by the Borrower to the Bank; and/or (ii) any employee of the Borrower who has been authorized, by oral or written notice to the Bank, to act on behalf of the Borrower and/or who has been stated in any oral or written confirmation by the Bank to the Borrower to be an employee believed by the Bank to be authorized by the Borrower (the "Authorized Representative"). Any advance made by the Bank based on a request by anyone purporting to be an Authorized Representative shall be binding on the Borrower. Notwithstanding the foregoing, the Bank's records of any advance made pursuant to this Agreement shall, in the absence of manifest error, be deemed correct and acceptable and binding upon the Borrower. Each advance shall be in an amount equal to One Thousand and no/100 Dollars ($1,000.00) or any whole multiple thereof, provided, however, that the outstanding principal balance under the Revolver shall not exceed, at any time, the Maximum Principal Amount.

   7. Reduction of Commitment. The Borrower shall have the right, upon not less than n/a Business Day(s) prior written notice to the Bank, to terminate all or part of the unused portion of the commitment under the Revolver. Any partial reduction of such unused commitment shall be in an amount equal to n/a Dollars ($n/a) or any whole multiple thereof.

   8. Debiting of Account. The Borrower agrees to maintain an account (the "Account") at the Bank continuously until the Liabilities due hereunder are paid in full. All advances made by crediting the Account or any other account of the Borrower at the Bank shall be conclusively presumed to have been properly authorized by the Borrower. The Bank may, and the Borrower authorizes the Bank to, debit the Account or any other account of the Borrower at the Bank for the amount of any payment as and when such payment becomes due hereunder. If there are insufficient funds in the Account at the time the Account is debited, and the debiting creates an overdraft, the Bank may charge the Borrower, in addition to any overdraft fee, an administrative fee in an amount established from time to time by the Bank. The foregoing rights of the Bank to debit the Borrower's accounts shall be in addition to, and not in limitation of, any rights of set-off which the Bank may have hereunder or under any Loan Document, nor shall the rights hereunder limit the Bank's recourse to any particular source of funds or monies.

   9. Definitions. The following terms used throughout this Agreement shall have the meanings assigned below:

                                    1 of 11

   1. Affiliate. The term "Affiliate" means First Union Corporation and any of its direct or indirect affiliates and subsidiaries.

   2. Business Day. The term "Business Day" means any day other than a Saturday, Sunday, or a day on which the Bank is authorized or obligated by law or executive order to be closed.

   3. Collateral. The term "Collateral" means any and all property of any Obligor (as defined below) now or hereafter in the possession, custody or control of the Bank or any Affiliate including, but not limited to, any balance or share of any deposit, trust or agency account and all collateral described in any and all Loan Documents (as defined below), the additional collateral described in Section I of this Agreement, any additional collateral more fully described in the Schedule (as defined below) and any other property of any Obligor now or hereafter subject to a security agreement, mortgage, pledge agreement, assignment, hypothecation or other document granting the Bank or any Affiliate a security interest or other lien or encumbrance.

   4. Consolidated. The term "Consolidated" shall mean an accounting presentation which includes any consolidated subsidiaries of the Borrower.

   5. GAAP. The term "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

   6. Liabilities. The term "Liabilities" means any and all obligations and indebtedness of every kind and description of the Borrower owing to the Bank or to any Affiliate, whether or not under the Loan Documents, and whether such debts or obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law, by overdraft, or otherwise, or now or hereafter existing, including, without limitation, principal, interest, fees, late fees, expenses, attorneys' fees and costs, and/or allocated fees and costs of the Bank's in-house counsel, that have been or may hereafter be contracted or incurred.

   7. Loan Documents. The term "Loan Documents" means this Agreement and any and all credit accommodations, notes, loan agreements, and any other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Liabilities, together with all amendments, modifications, renewals, or extensions thereof.

   8. Obligor. The term "Obligor" means the Borrower, and each and every maker, endorser, guarantor or surety of or for the Liabilities.

   9. Prime Rate. The term "Prime Rate" means the rate of interest established by the Bank as its reference rate in making loans, and is not tied to any external rate of interest or index. The rate of interest charged hereunder shall change automatically and immediately as of the date of any change in the Prime Rate, without notice to the Borrower.

  10. Schedule. The term "Schedule" means the Schedule of Additional Terms which is attached hereto.

D. Fees. The Borrower shall pay the following nonrefundable fees to the Bank with respect to the Revolver:

   1. Facility Fee. A one-time facility fee ("Facility Fee") equal to n/a percent (n/a %) of the Maximum Principal Amount of Five Thousand and no/100 Dollars ($5,000.00) which is payable on or before the date of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Bank may, in its sole discretion, charge the Borrower an additional Facility Fee in the event that the Revolver is every modified, renewed or extended;

   2. Unused Commitment Fee. An unused commitment fee ("Commitment Fee") of n/a percent (n/a%) on the average undrawn amount of the Revolver will be payable by the Borrower to the Bank quarterly in arrears on or prior to the fifth Business Day following the Borrower's receipt of a statement therefor; and

   3. Computation. Interest and the unused Commitment Fee, if any, shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

E. Representations and Warranties. The Borrower represents and warrants with respect to itself and, to the extent applicable, each of its consolidated subsidiaries, and agrees that each such representation and warranty shall be deemed to be restated at the time of each borrowing hereunder, that:

   1. Organization; Authority. If not an individual, the Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, is duly qualified as a foreign corporation, limited partnership, or limited liability company, and is in good standing under the laws of each jurisdiction in which it is required to be qualified because of the business it conducts or the property it owns, and has the necessary power and authority to enter into and perform its obligations under the Loan Documents and all other documents required by the Bank in connection therewith. If an individual, the Borrower is an adult and is legally competent. The execution and performance of the Loan Documents have been duly authorized by all necessary proceedings on the part of the Borrower, and, upon their execution and delivery, they will be valid, binding, and enforceable in accordance with their terms; the Borrower's execution and performance of the Loan Documents will not violate any orders, laws or regulations applicable to the Borrower, any organizational documents of the Borrower, or any instruments, indentures or agreements (including any provisions pertaining to subordinated debt) to which the Borrower is a party or by which the Borrower or any of its properties are bound; and all consents, approvals, licenses, franchises, patents, trademarks and other general intangibles required in connection with this Agreement, the other Loan Documents, or the operation of the Borrower's business have been obtained and are in full force and effect. The Borrower's subsidiaries and affiliates, if any, are duly organized, validly existing, and in good standing under the laws of the jurisdictions of their organization;

   2. Use of Proceeds; No Purchases of Margin Stock. The proceeds of the Revolver will be used only in connection with the Borrower's business, for the following purposes: to finance accounts receivable.

                                    2 of 11

      None of the proceeds of the Revolver will be used to purchase or carry any "margin security" or extend credit for such purpose within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System;

   3. Financial Statements. All financial statements, statements as to ownership of the Borrower and its assets, and other statements and information delivered to the Bank were prepared in accordance with GAAP, consistently applied, are true and correct, and disclose all presently outstanding indebtedness or obligations of the Borrower, including contingent obligations, obligations under leases of property from others, and all liens and encumbrances, including tax liens, against its properties and assets; and there have been no adverse changes in the Borrower's financial condition or business since the date of such statements;

   4. Suits. There are no actions, suits, proceedings, or claims pending or threatened against the Borrower or any of its property; and the Borrower's business is in compliance with all applicable orders, laws and regulations;

   5. Defaults. The Borrower is not in default under any agreement to which the Borrower is a party or by which the Borrower or any of its property is bound, or under any indenture or instrument evidencing any indebtedness of the Borrower, and neither the Borrower's execution of nor performance under the Loan Documents will create a default or any lien or encumbrance under any such agreement, indenture or instrument other than a lien or encumbrance in favor of the Bank;

   6. ERISA. No employee benefit plan established or maintained by the Borrower which is subject to the Employee Retirement Income Security Act, 29 U.S.C. ss. 1001 et seq. ("ERISA") has an accumulated funding deficiency (as such term is defined in ERISA). No material liability to the Pension Benefit Guaranty Corporation (or any successor thereto under ERISA) has been incurred by the Borrower with respect to any such plan and no Reportable Event under ERISA has occurred. The Borrower has no actual or anticipated liability under Section 4971 of the Internal Revenue Code ("Code") (relating to tax on failure to meet the minimum funding standard of Section 412 of the Code) with respect to any employee benefit plan to which it contributes but which is not maintained or established by it;

   7. Tax Returns and Taxes. The Borrower has filed all federal, state and local tax returns required to be filed and has paid all taxes, assessments and governmental charges and levies thereon, including interest and penalties, except where the same are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside, and no liens for taxes have been filed and no claims are being assessed by a governmental authority with respect to any taxes. The charges, accruals and reserves on the books of the Borrower with respect to taxes or other governmental charges are adequate;

   8. Compliance with Laws. The Borrower has complied with all requirements of foreign, federal, state and local law in connection with the acquisition, ownership and operation of the Borrower's business and property including, without limitation, any and all applicable requirements of environmental protection laws;

   9. Environmental Compliance. To the best of the Borrower's knowledge, after due inquiry and investigation, the Borrower and all previous owners and/or operators of the real and/or personal property of the Borrower have not engaged in any conduct resulting in the discharging of hazardous substances or wastes into the atmosphere or waters, or onto lands. The Borrower has not received a summons, citation, directive, letter, or other communication, written or oral, from any jurisdiction, political subdivision, agency, or instrumentality thereof, concerning any intentional or unintentional act or omission on the Borrower's part resulting in the discharging of hazardous substances or wastes into the atmosphere or waters, or onto lands; and

  10. Affirmation of Additional Representations and Warranties. The Borrower hereby makes and affirms, for itself and if applicable, for its consolidated subsidiaries, any additional representations and warranties set forth in the Schedule.

F. Conditions.

   1. Documents Required for Initial Advance. The obligation of the Bank to make the initial advance under the Revolver is subject to the payment of fees due to the Bank under Section D.1. and L.3. of this Agreement and to the Bank's receipt of the following documents, duly executed and delivered by the Obligor thereunder, and in form and substance satisfactory to the
      Bank:

      a. The Note(s) and this Agreement;

      b. If the Borrower is a corporation, certified resolutions of the Board of Directors of the Borrower authorizing the Borrower to borrow under the Revolver and to execute, deliver and perform its obligations under the Loan Documents. If the Borrower is a partnership or limited liability company, the Borrower shall deliver to the Bank a certified document executed by all general partners and limited partners of the Borrower or members of the Borrower, as the case may be, authorizing the Borrower to borrow under the Revolver and authorizing the Borrower's execution, delivery and performance of the Loan Documents. Such resolution or document shall contain such other provisions as shall be required by the Bank;

      c. The following security, subordination, and/or guaranty documents, and related instruments necessary to perfect any interest in the Collateral described therein: Ucc-1 filings on all assets, general security agreement, landlord subordination & waiver, Guaranty of Premier Research, L.L.C, & Premier Research Worldwide Limited, subordination agreements from UM Holdings, Ltd, and UM Equity Corp; and

      d. Such other documents as the Bank may reasonably require, including, without limitation, proof of insurance, appraisals of real and/or personal property, environmental analysis, other agreements, instruments, or indentures to which an Obligor is a party, including, without limitation, financing statements, proofs, opinions of the Borrower's counsel and/or other professionals, guaranties and other written assurances.

   2. Requirements for Any Advance. The obligation of the Bank to make any advance under the Revolver is subject to the payment of the fees due to the Bank under Sections D.1., D.2. and L.3. of this Agreement and is conditioned upon the following:

      a. The representations and warranties contained in Section E hereof are true and correct on and as of the date of each such advance, and the Authorized Representatives previously notified and/or confirmed are the same and have the same authority to bind the Borrower;


                                    3 of 11

      b. No Event of Default described in Section J hereof, and no event which, with the giving of notice, or the passage of time, or both, would become an Event of Default, has occurred and is continuing; and

      c. All of the Loan Documents remain in full force and effect.

G. Affirmative Covenants. The Borrower covenants and agrees that so long as there are any outstanding Liabilities hereunder or otherwise or the Bank shall have any obligation hereunder, the Borrower and each of its consolidated subsidiaries (except that if this box [x] is checked, these covenants shall not apply to such consolidated subsidiaries) shall:

   1. Financial Statements. Furnish to the Bank the following financial information: (i) not later than ninety (90) days after the end of each fiscal year, consolidated and consolidating [ ] audited [ ] reviewed
      [ ] compiled year-end financial statements for the Borrower (if the boxes herein are left blank, then the type of financial statement shall be determined by the Bank at its sole discretion), and if applicable, for each of its consolidated subsidiaries, including, but not limited to, statements of financial condition, income and cash flows, a reconciliation of net worth, notes to financial statements (all of the above prepared in accordance with GAAP, consistently applied, by an independent certified public accountant acceptable to the Bank, and certified as true, correct, and complete by the Borrower's chief financial officer) and any other information that may assist the Bank in assessing the Borrower's financial condition; (ii) not later than forty-five (45) days after the end of each interim fiscal quarter, the Borrower's consolidated and consolidating financial statements, including, but not limited to, statements of financial condition, income and cash flows, and a reconciliation of net worth (all of the above prepared in a format acceptable to the Bank, certified as true, correct, and complete by the Borrower's chief financial officer); (iii) the following statements and schedules relating to the Borrower's business, [ ] monthly [ ] quarterly or at such other times as may be requested by the Bank:

       [ ] accounts receivable agings    [ ] accounts payable agings
       [ ] inventory schedules           [ ] other                        ;
                                                  ------------------------

      and/or (iv) such information respecting the operations, financial or otherwise, of the Borrower or any of its subsidiaries, as the Bank may from time to time reasonably request;

   2. Compliance Certificate. Furnish to the Bank, together with each set of financial statements described in Paragraphs, G.1. (i) and (ii) above, a compliance certificate signed, in the form attached hereto as Exhibit "A," signed by the Borrower's chief financial officer, certifying that: (i) all representations and warranties set forth in this Agreement and in any other Loan Document are true and correct as of the date thereof; (ii) none of the covenants in this Agreement or in any other Loan Document has been breached; (iii) no event has occurred which, alone, or with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement or under the other Loan Documents; and (iv) no material adverse change has occurred in the Borrower's financial condition;

   3. Notice of Certain Events. Promptly give written notice to the Bank of (i) the details of any Reportable Events (as defined in ERISA) which have occurred (ii) the occurrence of any event which alone or with notice, the passage of time, or both, would constitute an Event of Default; (iii) the commencement of any proceeding or litigation which, if adversely determined, would adversely affect its financial condition or ability to conduct business; and (iv) the formation of any subsidiary of the Borrower after the date of this Agreement, which notice shall be accompanied by the resolution of the Board of Directors of such subsidiary authorizing such subsidiary to execute a guaranty of the Liabilities, satisfactory in form and substance to the Bank, together with such guaranty duly executed by such subsidiary;

   4. Preservation of Property; Insurance. Keep and maintain, and require its subsidiaries to keep and maintain, all of its and their properties and assets in good order and repair; maintain extended coverage, general liability, hazard, business interruption, property and other insurance in amounts deemed satisfactory to the Bank and as is customary for businesses similar to the Borrower's business and deliver to the Bank certificates of all such insurance in effect; and cause all such policies covering any Collateral and covering business interruption to contain loss payee endorsements in favor of the Bank and to be subject to cancellation or reduction in coverage only upon thirty (30) days prior written notice thereof to the Bank at its address set forth in this Agreement.

   5. Taxes. Pay and discharge, and require its subsidiaries to pay and discharge, when due, all taxes, assessments or other governmental charges imposed on them or any of their respective properties, unless the same are currently being contested in good faith by appropriate proceedings and adequate reserves are maintained therefor;

   6. Operation of Properties. Operate its properties, and cause those of its subsidiaries to be operated in compliance with all applicable orders, rules and regulations promulgated by the jurisdictions and agencies thereof where such properties are located, and duly file or cause to be filed such reports and/or information returns as may be required or appropriate under applicable orders, regulations or law;

   7. Access to Properties, Books and Records. Permit the Bank's representatives and/or agents full and complete access to any or all of the Borrower's and its subsidiaries' properties and financial records, to make extracts from and/or audit such records and to examine and discuss the Borrower's properties, business, finances and affairs with the Borrower's officers and outside accountants;

   8. Environmental Liens. In the event that there shall be filed a lien against any property of the Borrower by any jurisdiction, political subdivision, agency, or instrumentality thereof, arising from an intentional or unintentional act or omission of the Borrower, resulting in the discharging of hazardous substance or wastes into the atmosphere or waters, or onto lands, then, within thirty (30) days from the date that the Borrower is given notice that the lien has been placed against such property, or within such shorter period of time in the event that such jurisdiction, political subdivision, agency or instrumentality thereof has commenced steps to cause such property to be sold pursuant to the lien, the Borrower shall either (i) pay the claim and remove the lien from the applicable property or (ii) furnish to such jurisdiction, political subdivision, agency; or instrumentality thereof that imposed the lien one of the following: (a) a bond satisfactory to such jurisdiction, political subdivision, agency, or instrumentality thereof in the amount of the claim out of which the lien arises, (b) a cash deposit in the amount of the claim out of which the lien arises; or (c) other security reasonably satisfactory to such jurisdiction, political subdivision, agency or instrumentality thereof in an amount sufficient to discharge the claim out of which the lien arises;


                                    4 of 11

   9. Removal of Hazardous Substances. Should the Borrower cause or permit any intentional or unintentional act or omission resulting in the discharging of hazardous substances or wastes into the atmosphere or waters, or onto lands, resulting in damage to the natural resources without having obtained a permit issued by the appropriate governmental authorities, the Borrower shall promptly clean up same in accordance with all applicable federal, state, and local orders, statutes, laws, ordinances, rules, and regulations; and

  10. Additional Affirmative Covenants. The Borrower further affirmatively covenants and agrees that it shall perform any other affirmative covenants set forth in the Schedule and in the Loan Documents to which the Borrower is a party.

H. Negative Covenants. So long as any Liabilities are outstanding, or the Bank has any commitment to make advances hereunder, the Borrower and its consolidated subsidiaries (except that if this box [ ] is checked, these covenants shall not apply to such consolidated subsidiaries) shall not, without the prior written consent of the Bank (in this section only, if a blank in any of the following paragraphs is completed with the letters NA or N/A, that paragraph in this section only is not applicable):

   1. Incur Indebtedness; Creation of Lien. Incur, create, or assume any indebtedness including, without limitation, obligations under capitalized leases, except indebtedness owing to the Bank, indebtedness existing on the date hereof and previously reported in writing to and permitted by the Bank, indebtedness incurred for normal consumer purposes, and trade indebtedness arising in the ordinary course of the Borrower's business; make any loans or advances to others including, without limitation, officers, directors, shareholders, principals, partners, members, managers, or affiliates of the Borrower or any Obligor; or create, permit, or suffer the creation of any liens, security interests or other encumbrances on any of its property, real or personal, except liens, security interests or encumbrances in favor of the Bank or existing on the date hereof and previously reported in writing to and permitted by the Bank;

   2. Sales of Assets; Liquidation; Merger; Acquisitions. Convey, lease, sell, transfer or assign any assets except in the ordinary course of the Borrower's business for value received; liquidate or discontinue its normal operations with intent to liquidate; enter into any merger or consolidation; or acquire all or substantially all of the assets, stock or other equity interests of another entity;

   3. Payment of Dividends; Redemption of Stock. Pay any dividends, make any withdrawal from its capital, make any other distributions and/or repurchase, redeem, or otherwise acquire or set aside reserves to acquire, any of its outstanding stock, partnership, member, or other equity interests, except for such actions by any subsidiaries in favor of the Borrower;

   4. Accounts. Sell, assign, transfer or dispose of any of its accounts or notes receivable, with or without recourse, except to the Bank;

   5. Guaranty Obligations. Become a guarantor, surety, obligor or otherwise become directly, indirectly or contingently liable for the debts or obligations of others, except for the benefit of the Bank or its Affiliates, and except as an endorser of checks or drafts negotiated in the ordinary course of the Borrower's business;

   6. Lease Obligations. Incur, create, or assume any commitment to make any new Lease Payments if the aggregate amount payable thereunder in any one fiscal year would exceed $300,000.00; "Lease Payments" shall mean any direct or indirect payment or payments, whether as rent or otherwise, including fees or service or finance charges, under any lease, rental or other agreement for the use of the property of any person and/or entity other than the Borrower whether or not such agreement contains an option to purchase;

   7. Sale-Leaseback Transactions. Enter into any sale-leaseback transaction or any transaction howsoever termed which would have the same or substantially the same result or effect as a sale-leaseback;

   8. Prepayment of Other Indebtedness. Prepay any amounts not required to be prepaid, except to the Bank or any Affiliate, or cause or permit to be accelerated any amounts on any outstanding indebtedness now existing or hereafter arising;

   9. Compensation. Permit salaries, withdrawals, bonuses or other compensation to officers, directors, shareholders, principals, partners, members, managers, or affiliates of the Borrower to exceed the aggregate amount of $ n/a per year;

  10. Expenses for Fixed Assets. Expend for fixed assets during any one fiscal year of the Borrower an aggregate amount exceeding $ n/a ;

  11. Sales or Issuance of Equity Interest. If the Borrower is a corporation, sell, issue, or agree to sell or issue, any equity interest (voting, non-voting, preferred or common) of the Borrower, or purchase any such equity interest;

  12. Investments. Purchase or make any investment in the stock, securities or evidences of indebtedness of or loan to any other person or entity (including, without limitation, entities owned or controlled by any officers, directors, shareholders, principals, partners, members, managers, or affiliates of the Borrower) except (i) the United States Government or its agencies, or (ii) certificates of deposit of United States domestic banks having a ratio of qualifying total capital to weighted risk assets of not less than eight (8%) percent, at least four (4%) percent of which is Tier I capital, and total capital and surplus in excess of $50,000,000. "Qualifying total capital" and "Tier I capital" shall be defined from time to time pursuant to regulations published by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation;

  13. Hazardous Substances. Cause or permit to exist a discharging of hazardous substances or wastes into the atmosphere or waters, or onto lands, unless the discharging is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state, or local governmental authorities;

  14. Consolidated Working Capital. Permit Consolidated Working Capital of the Borrower and its consolidated subsidiaries (if any) at any time to be less than $ n/a until and including n/a, and $ n/a at all times thereafter; "Working Capital" is defined, at any date, as the excess of Current Assets over Current Liabilities; "Current Assets" and "Current Liabilities" shall mean all assets and liabilities which, in accordance with GAAP, should be classified as current assets and current liabilities, respectively;

                                    5 of 11

  15. Consolidated Debt Service Coverage Ratio. Permit the ratio of net income minus dividends plus interest expense plus income tax expense plus depreciation and amortization of the Borrower and its consolidated subsidiaries for any period of four consecutive fiscal quarters ("current period") to interest expense of the Borrower and its consolidated subsidiaries for such current period plus the current portion of long term debt and capital leases of the Borrower and its consolidated subsidiaries (as reflected on the Borrower's consolidated financial statement as of the end of the most recent fiscal quarter immediately preceding such current period) to be less than n/a ;

  16. Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than $ 1,750,000.00; "Tangible Net Worth" is defined, at any date, as (i) the aggregate amount at which all assets of the Borrower would be shown on a balance sheet at such date after deducting capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts owing from officers, directors, shareholders, principals, partners, members, managers, or affiliates of the Borrower and any investments in any entities owned or controlled by any of the foregoing, and such other assets as are properly classified as "intangible assets" less (ii) the aggregate amount of indebtedness, liabilities (including tax and other proper accruals) and reserves of the Borrower and its consolidated subsidiaries (excluding Approved Subordinated Debt); "Approved Subordinated Debt" means any indebtedness for borrowed money that is permitted by this Agreement and this is owing on the date hereof or is subordinated to the Liabilities on terms approved in writing by the Bank;

  17. Debt to Equity Ratio Requirements. Permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth at any time to exceed n/a until and including n/a , and n/a thereafter; "Total Liabilities" is defined, at any date, as all liabilities of the Borrower which would properly appear on the liabilities side of a balance sheet, other than capital stock, capital surplus, retained earnings, minority interests, deferred credit, Approved Subordinate Debt and contingency reserves under GAAP; and

  18. Additional Negative Covenants. The Borrower and its subsidiaries shall not undertake any activities prohibited by any other negative covenants set forth on the Schedule.

I. Additional Collateral. As additional collateral security for the payment of the Borrower's indebtedness and obligations to the Bank hereunder, under the other Loan Documents, and/or otherwise, the Borrower hereby grants to the Bank a continuing security interest in and lien of the first priority upon and hereby assigns to the Bank all funds, balances, deposits, accounts, certificates of deposit, securities and/or other property of any kind of the Borrower and in which the Borrower has an interest, and the proceeds of the foregoing, now or hereafter in the possession, custody, or control of the Bank or any Affiliate.

J. Events of Default. Each of the following shall constitute an event of default ("Event of Default") hereunder:

   1. Breach. A breach by any Obligor of any term, provision, obligation, covenant, representation, or warranty arising under (i) this Agreement or any other Loan Document, including, without limitation, failure to make any payment when due hereunder or under any other Loan Document; (ii) any present or future agreement or instrument with or in favor of the Bank and/or any Affiliate, including the failure to make any payment when due; or (iii) any present or future agreement or instrument for borrowed money or other financial accommodations in any other person or entity;

   2. Bankruptcy; Insolvency. (i) Any Obligor commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under any similar foreign, federal, state, or local statute, or any dissolution or liquidation proceeding, or makes a general assignment for the benefit of creditors, or takes any action for the purpose of effecting any of the foregoing; (ii) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United Stated Bankruptcy Code or under any similar foreign, federal, state, or local statute, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any Obligor or an order for relief is entered in any such proceeding; (iii) the appointment, or the filing, of a petition seeking the appointment, of a custodian, receiver, trustee, or liquidator for any Obligor or any of its property, or the taking of possession of any part of the property of any Obligor at the instance of any governmental authority; or (iv) any Obligor becomes insolvent (however defined), is generally not paying its debts as they become due, or has suspended transaction of its usual business;

   3. Death; Reorganization. The death, dissolution, merger, consolidation, or reorganization of any Obligor;

   4. Material Misstatement. Any statement, representation or warranty made in or pursuant to this Agreement or any other Loan Document or to induce the Bank to enter into this Agreement shall prove to be untrue or misleading in any material respect;

   5. Material Adverse Change. The occurrence of a material adverse change in the financial condition of any Obligor or the occurrence of any event which, in the sole opinion of the Bank, impairs the financial responsibility of any Obligor, including, without limitation, a change in management or ownership of any Obligor;

   6. Insecure. The Bank deems itself insecure;

   7. Debt, Liens, Loans, Lease Payments. Any Obligor: (i) incurs or assumes additional debt other than debt incurred for normal consumer purposes, debt to the Bank and/or an Affiliate and/or trade debt in the ordinary course of Obligor's business; (ii) makes any loans or advances to officers, directors, shareholders, principals, partners, members, managers, or affiliates of the Borrower or any Obligor; (iii) creates, permits or grants any lien or security interest in or transfers any of its property on which the Bank and/or an Affiliate has a lien and/or security interest; or (iv) incurs, creates or assumes any commitment, either directly or indirectly, for rent, service fees or charges or finance charges under any lease, rental, sale-leaseback, or other agreement for use of the property of any person and/or entity other than the Borrower;

   8. Entry of Judgment. The filing, entry, or issuance of any judgment, execution, garnishment, attachment, distraint, or lien against any Obligor or its property; or the entry of any order enjoining or restraining any Obligor and/or restraining or seizing any property of any Obligor;

   9. Transfer of Assets. Any Obligor transfers or sells all or substantially all of its assets, without the prior written consent of the Bank; or

  10. Loan Documents. The validity or enforceability of any of the Loan Documents is contested by an Obligor or any representative thereof.

                                    6 of 11

K. Remedies.

   1. Acceleration of Liabilities; Rights of Bank. Upon and following the occurrence of an Event of Default described in Section J hereof (other than the Events of Default described in Paragraph J.2.), at the Bank's sole option, the Bank's commitment, if any, to make any further advances or loans to the Borrower hereunder shall terminate, and all Liabilities shall immediately become due and payable in full, all without protest, presentment, demand or further notice of any kind to the Borrower or any other Obligor, all of which are expressly waived. Upon and occurrence of any Event of Default described in Paragraph J.2., immediately and automatically, the Bank's commitment, if any, to make any further advances or loans to the Borrower hereunder, shall terminate and all Liabilities shall immediately become due and payable in full, all without protest, presentment, demand or further notice of any kind to the Borrower or any other Obligor, all of which are expressly waived. Upon and following an Event of Default, the Bank may, at its option, exercise any and all rights and remedies it has under this Agreement, the other Loan Documents and under applicable law, including, without limitation, the right to charge and collect interest on the principal portion of the Liabilities at the Default Rate, which rate shall, at the Bank's option, apply upon and after an Event of Default arising from failure to pay any amount when due under any of the Loan Documents, maturity, whether by acceleration or otherwise, and the entry of judgment with respect to any or all of the Liabilities. Upon and following an Event of Default hereunder, the Bank may proceed to protect and enforce the Bank's rights under any Loan Document and/or under applicable law by action at law, in equity, or other appropriate proceedings, including, without limitation, an action for specific performance to enforce or aid in the enforcement of any provision contained herein or in any other Loan Document.

   2. Right of Set-off. If any of the Liabilities shall be due and payable or any one or more Events of Default shall have occurred, whether or not the Bank shall have made demand under any Loan Document and regardless of the adequacy of any Collateral for the Liabilities or other means of obtaining repayment of the Liabilities, the Bank shall have the right, without notice to the Borrower or any other Obligor, and is specifically authorized hereby to set-off against and apply to the then unpaid balance of the Liabilities any items or funds of the Borrower and/or any Obligor held by the Bank or any Affiliate, any and all deposits (whether general or special, time or demand, matured or unmatured) or any other property of the Borrower and/or any Obligor, including, without limitation, securities and/or certificates of deposit, now or hereafter maintained by the Borrower and/or any Obligor for its or their own account with the Bank or any Affiliate, and any other indebtedness at any time held or owing by the Bank or any Affiliate to or for the credit or the account of the Borrower and/or any Obligor, even if effecting such set-off results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits. For such purpose, the Bank shall have, and the Borrower hereby grants to the Bank, a first lien on and security interest in such deposits, property, funds, and accounts, and the proceeds thereof. The Borrower further authorizes any Affiliate, upon and following the occurrence of an Event of Default, at the request of the Bank, and without notice to the Borrower, to turn over to the Bank any property of the Borrower, including, without limitation, funds and securities, held by the Affiliate for the Borrower's account and to debit, for the benefit of the Bank, any deposit account maintained by the Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by the Bank up to the amount of the Liabilities, and to pay or transfer such amount or property to the Bank for application to the Liabilities.

   3. Confession of Judgment.

      a. THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST THE BORROWER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE BORROWER, THE BORROWER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR THE BORROWER AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE. IT IS SPECIFICALLY ACKNOWLEDGED BY THE BORROWER THAT THE BANK HAS RELIED ON THIS WARRANT OF ATTORNEY IN RECEIVING THIS AGREEMENT AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATION CONTAINED HEREIN.

      b. Upon and following the occurrence of an Event of Default, the Borrower hereby jointly and severally authorizes and empowers any attorney of any court of record or the prothonotary or clerk of any county in Commonwealth of Pennsylvania, or in any jurisdiction where permitted by law or the clerk of any United States District Court, to appear for the Borrower or any of them in any and all actions which may be brought hereunder and enter and confess judgement against the Borrower or any of them in favor of the Bank for such sums as are due or may become due hereunder or under any other Loan Document, together with costs of suit and actual collection costs including, without limitation, reasonable attorneys' fees equal to five percent (5%) of the Liabilities then due and owing but in no event less than $5,000, with or without declaration, without prior notice, without stay of execution and with release of all procedural errors and the right to issue executions forthwith. To the extent permitted by law, the Borrower waives the right of inquisition on any real estate levied on, voluntarily condemns the same, authorizes the prothonotary or clerk to enter upon the writ of execution this voluntary condemnation and agrees that such real estate may be sold on a writ of execution; and also waives any relief from any appraisement, stay or exemption law of any state now in force or hereafter enacted. If a copy of this Agreement verified by affidavit of any officer of the Bank shall have been filed in such action, it shall not be necessary to file the original thereof as a warrant of attorney, any practice or usage to the contrary notwithstanding. The authority herein granted to confess judgement shall not be exhausted by any single exercise thereof, but shall continue and may be exercised from time to time as often as the Bank shall find it necessary and desirable and at all time until full payment of all amounts due hereunder and under the other Loan Documents. The Bank may confess one or more judgments in the same or different jurisdictions for all or any part of the obligations arising hereunder or under any other Loan Document, without regard to whether judgment has theretofore been confessed on more than one occasion for the same obligations. In the event that any judgment confessed against the Borrower is stricken or opened upon application by or on behalf of the Borrower or any Obligor for any reason, the Bank is hereby authorized and empowered to again appear for and confess judgment against the Borrower for any part or all of the obligations due and owing under this Note, as herein provided.

   4. Remedies Cumulative; No Waiver. The rights, powers and remedies of the Bank provided in this Agreement and any of the Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.


                                    7 of 11

   5. Continuing Enforcement of the Loan Documents. If, after receipt of any payment of all or any part of the Liabilities, the Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason, then this Agreement and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be. The provisions of this Paragraph shall survive the termination of this Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Liabilities, the cancellation of the Agreement, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which the Bank may have taken in reliance upon its receipt of such payment.

L. Miscellaneous.

   1. Waiver of Demand. The Borrower (i) waives demand, presentment, protest, notice of protest, and notice of dishonor of this Agreement; (ii) consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Bank with respect to the payment or other provisions of this Agreement; and (iii) agrees that makers, endorsers, guarantors, and sureties for the indebtedness evidenced hereby may be added or released without notice to the Borrower and without affecting the Borrower's liability hereunder. The liability of the Borrower hereunder shall be absolute and unconditional.

   2. Notices. Notices and communications under this Agreement shall be in writing and shall be given by (i) hand-delivery, (ii) first class mail (postage prepaid), (iii) reliable overnight commercial courier (charges prepaid) or (iv) telecopy to the addresses and telecopier numbers listed in this Agreement (provided that if no telecopier numbers appear on this Agreement, to the telecopier numbers that the parties notify one another of from time to time). Notice given by telecopy shall be deemed to have been given and received when sent. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand-delivery shall be deemed to have been given and received upon delivery. A party may change its address and/or telecopier number by giving written notice to the other party as specified herein.

   3. Costs and Expenses. Whether or not the transactions contemplated by the Loan Documents are fully consummated, the Borrower shall promptly pay (or reimburse, as the Bank may elect) all costs and expenses which the Bank has incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation, perfection, protection of collateral and enforcement of this Agreement and the other Loan Documents, the collection of all amounts due under this Agreement and the other Loan Documents, and all amendments, modifications, consents or waivers, if any, to the Loan Documents. The Borrower's reimbursement obligations under this Paragraph shall survive any termination of this Agreement or any other Loan Document.

   4. Payment Due on a Day Other than a Business Day. If any payment due or action to be taken under this Agreement or any other Loan Document falls due or is required to be taken on a day that is not a Business Day, such payment or action shall be made or taken on the next succeeding Business Day when the Bank is open for business and such extended time shall be included in the computation of interest.

   5. Governing Law. This Agreement and the Note shall be construed in accordance with and governed by the substantive laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

   6. Integration; Amendment. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

   7. Successors and Assigns. This Agreement (i) shall be binding upon the Borrower and the Bank and, where applicable, their respective heirs, executors, administrators, successors and assigns, and (ii) shall inure to the benefit of the Borrower and the Bank and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that the Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Bank, and any such assignment or attempted assignment by the Borrower shall be void and of no effect with respect to the Bank. The Bank may from time to time sell or assign, in whole or in part, or grant participations in the Loan and/or the Agreement and/or the obligations evidenced thereby. The Borrower authorizes the Bank to provide information concerning the Borrower to any prospective purchaser, assignee or participant.

   8. Severability and Consistency. The illegality, unenforceability or inconsistency of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or any instrument or agreement required hereunder. The Loan Documents are intended to be consistent. However, in the event of any inconsistencies among any of the Loan Documents, such inconsistency shall not affect the validity or enforceability of any Loan Document. The Borrower agrees that in the event of any inconsistency or ambiguity in any of the Loan Documents, the Loan Documents shall not be construed against any one party but shall be interpreted consistent with the Bank's policies and procedures.

   9. Consent to Jurisdiction and Service of Process. The Borrower irrevocably appoints each and every owner, partner, member, manager, and/or officer of the Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth in this Agreement, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Loan Documents. The Borrower hereby consents and agrees that (i) any action or proceeding against it may be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United State District Court for any District of Pennsylvania by service of process on any such owner, partner, member, manager, and/or officer and (ii) the courts of the Commonwealth of Pennsylvania and the United States District Court for any District Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of the Borrower and all collateral for the Liabilities. The Borrower agrees that any action brought by the Borrower shall be commenced and maintained only in a court in the Federal Judicial District or county in which the bank has its principal place of business in Pennsylvania.

  10. Joint and Several Liability. In the event that the Borrower consists of more than one person or entity, the Liabilities of each such person or entity shall be joint and several and the word "Borrower" means each of them, any of them and/or all of them.

                                    8 of 11

  11. Judicial Proceedings; Waivers.

      THE BORROWER AND THE BANK ACKNOWLEDGE AND AGREE THAT (i) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE BANK OR THE BORROWER OR ANY SUCCESSOR OR ASSIGN OF THE BANK OR THE BORROWER, ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (ii) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (iii) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

IN WITNESS WHEREOF, the Borrower and the Bank, intending to be Legally bound hereby, have executed this Agreement, as of the day and year first above written.

Premier Research Worldwide, Ltd.                                                Address: 124 South 15th Street
--------------------------------------------------------------------                     Philadelphia, PA 19102
Corporation, Partnership or Limited Liability Company Name

By: /s/ Arthur W. Hicks, Jr.                                                    Address: 124 South 15th Street
   ------------------------------------------------------------------                    Philadelphia, PA 19102
Name & Title:  Arthur W. Hicks, Jr., Treasurer

FIRST UNION NATIONAL BANK

By:  /s/ Kevin Rowley
   --------------------------------------
Name & Title:  Kevin Rowley, VP
123 South Broad Street
Philadelphia, PA 19109

                                    9 of 11

                                   Schedule of
                 Additional Terms to Revolving Credit Agreement
                    dated                                  ,
                         ----------------------------------
                    by and between the Bank and the Borrower


                                    10 of 11

                                    Exhibit A
                          to Revolving Credit Agreement
                    dated                                  ,
                         ----------------------------------
                    by and between the Bank and the Borrower


COMPLIANCE CERTIFICATE OF BORROWER
FOR THE FISCAL YEAR ENDING                                                 OR
                           -----------------------------------------------
FOR THE FISCAL QUARTER ENDING
                             ---------------------------------------------

This Compliance Certificate, signed by _______________________________________
(if the Borrower is an individual) the Borrower, or (if the Borrower is not an individual) the Chief Financial Officer of the Borrower, is delivered to the Bank pursuant to Section G.2. of the Revolving Credit Agreement (the "Agreement").

The undersigned certifies that he/she is authorized to execute this Compliance Certificate on behalf of the Borrower and hereby certifies on behalf of the Borrower as follows:

   i) all representations and warranties set forth in the Agreement and in any other Loan Document (as defined in the Agreement), remain true and correct;

   ii) none of the covenants in the Agreement or in any of the other Loan Documents has been breached; and

   iii) no event has occurred which, alone, or with the giving of notice or the passage of time, or both, would constitute an event of default (as defined in the Agreement) under the Agreement or under any of the Loan Documents. No material adverse change has occurred in the Borrower's financial condition.

The foregoing representations concerning the Borrower's financial condition are made to the Bank with the understanding that the Bank will rely on these representations.


-------------------------------------------------
Borrower Name

By:
   ----------------------------------------------
   Name/Title

By:
   ----------------------------------------------
   Name/Title

Address:
        -----------------------------------------

        -----------------------------------------

           SCHEDULE OF ADDITIONAL TERMS TO REVOLVING CREDIT AGREEMENT
                AND REVOLVING CREDIT NOTE, DATED JUNE 13, 1996,
                    BY AND BETWEEN THE BANK AND THE BORROWER
                    ----------------------------------------

A. Paragraph A.2. of the Agreement and Paragraph A.6. of the Note are hereby each deleted in their entirety and the following provision is substituted in each of their places:

   Maximum Principal Amount. The maximum aggregate principal amount of advances to be outstanding at any time hereunder (the "Maximum Principal Amount") is the lesser of: (i) One Million Dollars ($1,000,000); or (ii) 60% of Borrower's Eligible Accounts. The Borrower shall not request the Bank to make any advances under the Note which, when added to the principal balance outstanding under the Note, would cause the principal balance outstanding under the Note to exceed the Maximum Principal Amount. In the event that the principal balance outstanding under the Note exceeds at any time the Maximum Principal Amount, the Borrower shall immediately, and without demand from the Bank, pay to the Bank the amount in excess of the Maximum Principal Amount (the "Excess") and the Borrower agrees that until such Excess is paid to the Bank, this Note shall evidence and be enforceable with respect to any and all amounts outstanding hereunder including such Excess.

B. The following definition is hereby added in alphabetical order to Section C. of the Agreement:

   Eligible Account. The term "Eligible Account" means each account which meets all of the following criteria: (a) the account arose from a bona fide outright sale of goods by the Borrower, or for services performed by the Borrower, under an enforceable contract, within the United States for an individual or entity located within the United States (other than the United States Government or any state governmental body, unless the Borrower has complied to the Bank's satisfaction with the Federal Assignment of Claims Act or any comparable state statute) and such goods have been shipped to the appropriate account debtor, or the sale has otherwise been consummated, or the services have been performed for the appropriate account debtor in accordance with such contract; (b) the title of the Borrower to the account is absolute and is not subject to any prior assignment or encumbrance; (c) the amount of the account shown on the books of the Borrower and on any invoice or statement delivered to the Bank is owing to the Borrower and no partial payment has been made thereon by any individual or entity, other than non-refundable customer deposits; (d) the account is not a contra account and is not subject to any claim of reduction, counterclaim, set-off, recoupment, or any claim for credits, allowances or adjustments by the account debtor because of returned, inferior or damaged goods or unsatisfactory services, or for any other reason, except for customary discounts allowed for prompt payment; (e) not more than fifty percent (50%) of the aggregate accounts due from the account debtor remain unpaid for more than one hundred and twenty
   (120) days past the invoice date; (f) the account debtor has not returned or refused to accept or retain any of the goods or services from the sale or furnishing of which the account arose; (g) the age of the account, calculated from the date of the invoice therefor, is not more than ninety (90) days; (h) the account debtor is not an employee, stockholder, affiliate or subsidiary of the Borrower; (i) an invoice reflecting the account has been issued by the Borrower to the account debtor, and neither the invoice nor the account reflected on the Borrower's books has been redated; and (j) the account is not an account that the Bank, in its sole discretion, has determined does not constitute an Eligible Account in whole or in part, whether because the account debtor does not meet the Bank's credit standards or otherwise.

C. The following representation and warranty is hereby added in numerical order to Section E. of the Agreement:

   Eligible Accounts and Borrowing Base Certificates. All accounts reported to the Bank as Eligible Accounts in the quarterly borrowing base certificates submitted by the Borrower or relied on by the Borrower in requesting an advance under the Revolver meet all of the criteria set forth in the definition of Eligible Account set forth herein, and the most recent borrowing base certificate submitted by the Borrower to the Bank was true and correct in all respects on the date submitted and the Borrower is not aware of any facts or circumstances that would make such borrowing base certificate untrue or incorrect in any respect as of the date on which it was made.

D. Paragraph G.1. of the Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

   1. Financial Statements. Furnish to the Bank the following financial information: (i) not later than one hundred and twenty (120) days after the end of each fiscal year, consolidated and consolidating audited year-end financial statements for the Borrower, and for each of its consolidated subsidiaries, including, but not limited to, statements of financial condition, income and cash flows, a reconciliation of net worth, notes to financial statements (all of the above prepared in accordance with GAAP, consistently applied, by an independent certified public accountant acceptable to the Bank, and certified as true, correct, and complete by the Borrower's chief financial officer), and any other information that may assist the Bank in assessing the Borrower's financial condition; (ii) not later than thirty (30) days after the end of each interim fiscal quarter, the Borrower's consolidated and divisional financial statements, including, but not limited to, statements of financial condition, income and cash flows, and a reconciliation of net worth (all of the above prepared in a format acceptable to the Bank, certified as true, correct, and complete by the Borrower's chief financial officer); (iii) the following statements and schedules relating to the Borrower's business, not later than thirty (30) days identifying both billed and unbilled amounts, (b) a borrowing base certificate presenting eligible accounts receivable relative to outstanding advances under the Revolver, and (c) monthly management reports, including backlog and pipeline information, for the prior three months, as presented to the Borrower's Board of Directors, and/or (iv) such information respecting the operations, financial or otherwise, of the Borrower or any of its subsidiaries, as the Bank may from time to time reasonably request;

E. The following affirmative covenant is hereby added in numerical order to Section G. of the Agreement:

   Notifications. The Borrower shall promptly notify the Bank of the following:
   (i) any material adverse change in the financial condition of any account debtor; and (ii) the rejection of any goods or services, or claims made in respect of any Eligible Account.

F. The following language is hereby added to the end of Paragraph H.1. of the Agreement, before the semicolon:

   , provided, however, that (i) indebtedness may be incurred owing to UM Holdings, LTD or UM Equity Corp. (the "UM Subordinated Debt"), so long as such indebtedness outstanding at any one time does not exceed $1,000,000 in the aggregate, and all such indebtedness is subordinated to the Liabilities, and the holders thereof have executed a subordination agreement in form and substance satisfactory to Bank; (ii) payments of principal and interest may be made on the UM Subordinated Debt so long as at the time of payment and after giving effect thereto, no Event of Default shall have occurred or event which, with the giving of notice, passage of time or both, would constitute an Event of Default shall have occurred and be continuing; and (iii) loans may be made to UM Holdings, LTD, so long as the amount of any such loans outstanding at any one time does not exceed $200,000 in the aggregate and so long as at the time each such loan is made and after giving effect thereto, no Event of Default shall have occurred or event which, with the giving of notice, passage of time or both would constitute an Event of Default, shall have occurred and be continuing:

G. The following language is hereby added to the end of Paragraph H.2. of the Agreement, before the semicolon:

   in excess of $750,000 in the aggregate, so long as at the time each such acquisition is made and after giving effect thereto, no Event of Default shall have occurred or event which, with the giving of notice, passage of time or both would constitute an Event of Default, shall have occurred and be continuing;

H. The following language is hereby added to the end of Paragraph H.3. of the Agreement, before the semicolon:

   , provided, however, that dividends of up to $1,200,000 in the aggregate in any fiscal year may be paid to UM Holdings, LTD in amounts not to exceed $300,000 for the year-to-date period ending March 31, $600,000 for the year-to-date period ending June 30, $900,000 for the year-to-date period ending September 30, and $1,200,000 for the year-to-date period ending December 31, so long as at the time of any such payment and after giving effect thereto, no Event of Default shall have occurred or event which, with the giving of notice, passage of time or both would constitute an Event of Default, shall have occurred and be continuing;

I. The following language is hereby added to the end of Paragraph H.11. of the Agreement, before the semicolon:

   , provided, however, that the Borrower may sell or use shares so long as UM Holdings, LTD continues at all times to own at least 60% of the Borrower's voting shares and at least 60% of all of the Borrower's other shares, whether preferred or common;

J. The following language is hereby added to the end of Paragraph H.12. of the Agreement, before the semicolon:

   , or (iii) repurchase agreements not exceeding 29 days in duration issued by banks with shareholders' equity of at least $100,000,000, or (iv) notes and other instruments generally known as "commercial paper" which arise out of current transactions, which have maturities at the time of the issuance thereof not exceeding nine months and which have, at the time of such purchase, investment or other acquisition, a credit rating of A1/P1 or better of Standard & Poor's Corporation or Moody's Investors Service, Inc.;

K. Paragraph H.14. of the Agreement is hereby deleted in its entirety and the following provision is substituted in its place:

   14. Consolidated Current Ratio. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than
       1.30 : 1.00; "Current Assets" and "Current Liabilities" shall mean all assets and liabilities which, in accordance with GAAP, should be classified as current assets and current liabilities, respectively;

         IN WITNESS WHEREOF, the Borrower has duly executed and delivered to the Bank this Schedule of Additional Terms, as of the day and year first above written.

                       PREMIER RESEARCH WORLDWIDE, LTD., A
                       DELAWARE CORPORATION

                       By: /s/ Arthur W. Hicks, Jr.
                           -----------------------------
                       Name:  Arthur W. Hicks, Jr.
                       Title: Treasurer

                       Address: 124 South 15th Street
                                -------------------------
                                Philadelphia, PA 19102
                                -------------------------


First Union National Bank


Address: 123 South Broad Street
         --------------------------
         Philadelphia, PA 19109
         --------------------------